UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 28, 2008

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT		59718
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 28, 2008, RightNow Technologies, Inc. (the “Company” or  “RightNow”) terminated the employment of Michael A. Saracini, Vice President and General Manager – Americas. In addition to meeting Mr. Saracini’s entitlements under his previously disclosed employment offer letter with respect to limited salary continuation and partial acceleration in the vesting of his stock options, the Company will pay Mr. Saracini (a) his COBRA costs for a period of six months following the end of his employment, and (b) $30,000 incentive payment for July and August, 2008. The Company expects to incur severance related expenses of approximately $260,000 in the third quarter ending September 30, 2008 as a result of this termination.

Item 7.01.              Regulation FD Disclosure.

On September 2, 2008, the Company issued a press release announcing the appointment of Marcus Bragg as Vice President and General Manager – Americas to replace Mr. Saracini.  A copy of the press release, dated September 2, 2008, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The terms of Mr. Bragg’s employment in this new role have not yet been determined.

The information contained in Item 7.01 of this report, including Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission and not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The information contained in Item 7.01 of this report and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report and Exhibit 99.1 hereto contains forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.  These forward-looking statements are based on the Company’s current expectations, estimates and projections about its industry, management’s beliefs, and certain assumptions made by the Company, all of which are subject to change.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model, our ability to develop or acquire, and gain market acceptance for new products in a cost-effective and timely manner; our success in transitioning a new Vice President and General Manager Americas; the market success of our RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships, and our ability to expand, retain and motivate our employees and manage our growth, and general economic conditions.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not Applicable.

(b)           Pro Forma Financial Information.

Not Applicable.

(c)           Shell Company Transactions.

Not Applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 2, 2008, announcing appointment of Marcus Bragg as Vice President and General Manager - Americas (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)
Dated: September 2, 2008	/s/ Jeffrey C. Davison
Jeffrey C. Davison Chief Financial Officer, Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 2, 2008, announcing appointment of Marcus Bragg as Vice President and General Manager -Americas (furnished herewith pursuant to Item 7.01).